TECHNICAL SERVICES AGREEMENT

                          For Research and Development

                            AGREEMENT NUMBER CP044223

                            LABOR AND MATERIALS Type

Battelle Memorial Institute, through its Commercial Business Operations (BATTELLE) agrees to provide to Volu-Sol, Inc. (CLIENT) technical research services, substantially in accordance with BATTELLE's Proposal No. CP044223, (the Project) and the Memorandum-of-Understanding to be executed within 30 days of the execution of this Agreement, both incorporated herein by reference, under the following terms and conditions:

                         1. ACCEPTANCE AND COMMENCEMENT

BATTELLE's Proposal may be accepted within sixty (60) days from the date of BATTELLE's signature below. BATTELLE will begin work within thirty (30) days of receipt of this Agreement executed by CLIENT. The Project period is estimated as five (5) months from commencement.

                                   2. PAYMENT

CLIENT agrees to pay BATTELLE's charges for labor services, estimated at Eight Hundred Thousand Dollars and No Cents ($800,000.00) plus charges for other expenses incurred in the performance of the Project, without set-off, payable within thirty (30) days of the date of semimonthly invoices. CLIENT agrees to make payment to BATTELLE in the form of a check for 50% of the invoiced labor charges, and the remaining 50% from CLIENT under an arrangement to be determined within five (5) days after execution of this Agreement. CLIENT will not be required to reimburse, and BATTELLE shall not be required to incur any charges in excess of the estimate stated above, unless mutually agreed upon in writing. Invoices not paid within thirty (30) days of the date of invoice shall accrue interest at the rate of two (2) percent per month. In the event the parties do not execute and enter into the Memorandum of Understanding within 30 days of the execution of this Agreement, then BATTELLE will be entitled to a reduced equity position based upon the amount of charges incurred.

Travel, materials, consultants, and other non-labor charges will be billed in addition to the above amount.

CLIENT will provide a check for deposit prior to commencement of work in the amount of $100,000.00. The deposit amount will be returned to CLIENT upon receipt of final payment, or applied to the final invoice, at CLIENT's option.

                            3. INTELLECTUAL PROPERTY

All intellectual property rights for this program will be established by mutual agreement in the MOU. In the event the parties do not execute and enter into the Memorandum-of-Understanding within 30 days of the execution of this Agreement, then BATTELLE and CLIENT will have joint ownership to inventions and Intellectual Property developed under the Phase I program only, and either party may use the Intellectual Property royalty free and without further obligation to the other, and any background information, Intellectual Property, or proprietary information of either party will remain the property of that party.

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                          4. NO ENDORSEMENT/LITIGATION

BATTELLE does not endorse products or services. Therefore, CLIENT agrees that it will not use or imply BATTELLE's name, or use BATTELLE's reports, for advertising, promotional purposes, raising of capital, recommending investments, or any way that implies endorsement by BATTELLE, except with prior written approval of an officer of BATTELLE.

BATTELLE does not undertake Projects for the purposes of litigation or to assign fault or blame and does not provide expert witness services. Therefore, CLIENT agrees not to use any Project results in any dispute, litigation, or other legal action, except for the prosecution and litigation of patents resulting from inventions assigned to CLIENT hereunder and except defensively in disputes, litigation, or other legal action not pending or contemplated at the time of execution of this Agreement.

In any event, if, at any time, BATTELLE or its employees are required to respond to any subpoenas, orders for attendance at depositions, hearings or trials, document requests, or other legal proceedings as a result of or relating to BATTELLE's work on the Project, CLIENT agrees to reimburse BATTELLE, in addition to any other amounts payable under this Agreement, BATTELLE's labor charges, attorney time and/or fees, travel, photocopying and other miscellaneous expenses.

                               5. CONFIDENTIALITY

BATTELLE agrees not to disclose the specific results of the Project as embodied in reports and correspondence transmitted to CLIENT, and not available to the public generally, without CLIENT's written consent, except as required by law, or except as necessary to protect BATTELLE's intellectual property rights, such as filing for patent(s). Acceptance of this Agreement does not preclude BATTELLE's undertaking work in this general field for others.

If proprietary information other than Project results is disclosed by either party to the other in connection with the performance of this Agreement, the receiving party agrees that such information shall be maintained in confidence for a period of five (5) years from the date of termination of this Agreement as may be amended, provided that such information is clearly identified in writing as proprietary. Oral disclosures of proprietary information must be identified as  proprietary  at the time of  disclosure  and  must be  followed  by  written confirmation within two (2) weeks. The parties shall not be liable for disclosures made inadvertently or by mistake, providing the parties exercise the same standard of care to protect the information received as they do to protect their own proprietary information. These obligations with respect to handling proprietary information shall not be applicable to the following: (a) information that is now in, or hereafter enters, the public domain through no fault of the receiving party; (b) information that was previously known by the receiving party independently of the disclosing party; (c) information that is independently developed by the receiving party; (d) information that is disclosed with the written approval of the other party; or (e) information that is received from a third party without a duty of confidentiality.

No license to the other party, under any trademark, patent, or copyright is either granted or implied by conveying information to that party. None of the information that may be submitted or exchanged by the respective parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to infringement of trademarks, patents, copyrights or any right of privacy, or other rights of third persons. The confidentiality obligations of this paragraph shall survive the termination or expiration of this Agreement.

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                           6. LIMITATION OF LIABILITY

BATTELLE will provide a high standard of professional service on a best efforts basis. However, BATTELLE, as a provider of such services, cannot guarantee success; thus BATTELLE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE, OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.

Except for liability for injury to persons or damage to property occurring during performance of the Project on BATTELLE-owned premises where fault of CLIENT is not a contributing cause, CLIENT agrees: 1) to assume all responsibility for CLIENT's use, misuse, or inability to use the Project results; 2) to release BATTELLE from any liability to CLIENT for damages, including but not limited to any indirect, incidental or consequential damages, arising from or in connection with this Agreement and any services provided under it; and 3) to indemnify and hold BATTELLE harmless from any and all liabilities, suits, claims, demands and damages, and all costs and expenses in connection therewith, in any manner relating to this Agreement or its performance, asserted by third parties from any cause whatsoever.

                              7. NATURE OF SERVICES

CLIENT agrees that BATTELLE is an independent contractor and specifically acknowledges that BATTELLE is a service provider, not a manufacturer, distributor or supplier. CLIENT retains all final decision making authority and all responsibility for the formulation, design, manufacture, assembly, packaging, marketing, distribution and sale of CLIENT's products, including, without limitation, product labeling, warnings, instructions to users, reporting and for obtaining any governmental or other pre- or postmarket approvals, certifications, registrations, licenses, or permits.

                         8. PRODUCT LIABILITY INSURANCE

CLIENT shall maintain adequate product liability insurance coverage in amounts customary and prudent for a responsible entity in its industry in light of the nature of its product(s). Such insurance shall specifically cover any CLIENT products that may be developed in whole or in part based on BATTELLE's work under this Agreement, and CLIENT shall provide evidence of such insurance upon request.

                                9. FORCE MAJEURE

Neither CLIENT nor BATTELLE shall be liable in any way for failure to perform any provision of this Agreement (except payment of monetary obligations) if such failure is caused by any law, rule, or regulation, or any cause beyond the control of the party in default.

                              10. EARLY TERMINATION

Either party shall have the right to terminate this Agreement upon thirty (30) days written notice for any good-faith basis. Not withstanding the foregoing, in the event the parties do not execute and enter into the MOU within 30 days of the execution of this Agreement, then BATTELLE may terminate this Agreement on notice. In the event of early termination, other than for failure to execute and enter into an

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Memorandum-of-Understanding  within 30 days of the execution of this  Agreement,
BATTELLE agrees to provide CLIENT with all reports, materials, or other deliverable items available as of the date of the termination, provided that CLIENT is not in default of its obligations under this Agreement. In any event, CLIENT agrees to pay all charges incurred or committed by BATTELLE, including costs of termination, within thirty (30) days of receipt of a final invoice. In
the   event   the    parties    do   not    execute    and   enter    into   the
Memorandum-of-Understanding within 30 days of the execution of this Agreement, then all jointly developed materials, reports or other deliverable items will be dispersed in conjunction with the terms of Section 3 above.

                              11. ENTIRE AGREEMENT

This Agreement, including the Proposal incorporated herein, represents the entire Agreement of the parties and supersedes any prior discussions or understandings, whether written or oral, relating to the subject matter hereof. This Agreement may be modified or amended only by mutual agreement in writing. No course of dealing, usage of trade, waiver, or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement. In the event of any conflict or inconsistency between these terms and conditions and the Proposal, these terms and conditions shall control.

                               12. APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of and enforced within the jurisdiction of the State of Ohio.

                                13. MISCELLANEOUS

This Agreement may not be assigned in whole or in part without the prior written approval of both parties. In any event, however, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors, assigns and transferees of the parties. If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement. Captions used as headings in this Agreement are for convenience only and are not to be construed as a substantive part of this Agreement.

      Volu-Sol, Inc.                          BATTELLE MEMORIAL INSTITUTE
                                            Commercial Business Operations

By                                      By
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Name                                    Name
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Title                                   Title
      -----------------------------           -------------------------------

Date                                    Date
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